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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2010
MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

299 Park Avenue New York, New York 10171

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 813-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
     On June 3, 2010, MarketAxess Holdings Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”). A total of 28,659,125 shares of common stock were present or represented by proxy at the 2010 Annual Meeting, representing 80% of the issued and outstanding shares entitled to vote at the meeting. The proposals voted upon and the final results of the vote were as follows:
Proposal 1 — Election of Directors. The results were as follows:

Director	For	Withheld	Broker Non-Votes
Richard M. McVey	27,500,911	240,441	917,773
Dr. Sharon Brown-Hruska	27,694,494	46,858	917,773
Roger Burkhardt	27,662,684	78,668	917,773
Stephen P. Casper	27,249,050	492,302	917,773
David G. Gomach	27,694,144	47,208	917,773
Carlos M. Hernandez	27,609,843	131,509	917,773
Ronald M. Hersch	27,246,900	494,452	917,773
Jerome S. Markowitz	27,694,144	47,208	917,773
T. Kelley Millet	27,609,693	131,659	917,773
Nicolas S. Rohatyn	26,737,782	1,003,570	917,773
John Steinhardt	26,706,322	1,035,030	917,773
Proposal 2 — Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The results were as follows:

For	Against	Abstain	Broker Non-Votes
28,305,077	252,579	101,469	0
For more information on the 2010 Annual Meeting and the foregoing proposals, see the Company’s proxy statement dated April 28, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.
Date: June 4, 2010	By:	/s/Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

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